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SELLERS  AND ANDERSON, L.L.C.
-----------------------------
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS

                                                  941 East 3300 South, Suite 202
                                                  Salt Lake City,  Utah   84106

Member  SEC  Practice  Section  of  the  AICPA         Telephone  801  486-0096
                                                             Fax  801  486-0098


June  20,  2003


U.S.  Securities  and  Exchange  Commission
450  5th  Street,  N.  W.
Washington,  D.C.  20549


Re: Consent to be named in the S-8 Registration Statement of Studio Bromont, Inc., a Florida corporation, to be filed on or about June 20, 2003, covering the registration of 1,000,000 shares of common stock under a 2003 stock option plan.


Dear  Sirs:

We hereby consent to the use of our report for the years ended December 31, 2002 and 2001, dated May 21, 2003 in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.


                                       /s/ Sellers &  Andersen  LLC
                                        s/ Sellers &  Andersen  LLC